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                                                               EXHIBIT 23.4

                               LETTER OF CONSENT

                        CONSENT OF PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the (i) the incorporation by reference from the Annual Report on Form 10-K for the year ended December 31, 1996 of The Wiser Oil Company (the "Company"), and (ii) inclusion in the Registration Statement on Form S-4 relating to the Company's offer to exchange its 9 1/2% Senior Subordinated Notes due 2007 for any and all of its outstanding 9 1/2% Senior Subordinated Notes, of certain data from our report entitled, "The Wiser Oil Company Canada Ltd. Reserve Appraisal and Economic Evaluation effective January 1, 1997" with respect to the oil and gas reserves of the Company, the future net revenues therefrom and present values attributable to these reserves. We hereby further consent to all references to our firm included in the Registration Statement on Form S-4.

                                          Yours very truly,

                                          GILBERT LAUSTSEN JUNG
                                          ASSOCIATES LTD.

                                          /s/ Doug R. Sutton

                                          Doug R. Sutton, P. Eng
                                          Vice-President